          Exhibit 3(b)     By-Laws

          As Amended and Restated - February 13, 1997


                                       BY-LAWS

                                         OF

                                AVATAR HOLDINGS INC.

                              (a Delaware corporation)

                              ________________________

                                      ARTICLE I

                                       Offices

                    SECTION 1. Registered Office. The registered office shall be established and maintained at the office of the United States Corporation Company, in the City of Dover, in the County of Kent, in the State of Delaware, and said corporation shall be the registered agent of this Corporation in charge thereof.

                    SECTION 2. Other Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.


                                     ARTICLE II

                              Meetings of Stockholders

                    SECTION 1. Annual Meeting. The annual meeting of stockholders of the Corporation for the election of Directors and for the transaction of such other business as may come before the meeting shall be held in each year on such business day and at such hour as shall be fixed by the Board of Directors. If the annual meeting is not held at the time so fixed, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

                    SECTION 2. Special Meetings. Special Meetings of stockholders for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called at any time by the Chairman of the Board or by order of the Board of Directors or the Executive Committee of the Board of Directors, and shall be called by the Chairman of the Board, the President or the Secretary at the request in writing of a stockholder or stockholders holding of record at least twenty percent of all the Common Stock of the Corporation then outstanding and entitled to vote. Special meeting shall be called by means of a notice as provided for in Section 4 of this
          Article II.

                    SECTION 3. Place of Meeting. Each meeting of stockholders shall be held at such place, within or without the State of Delaware, as shall be fixed by the Board of Directors and specified in the notice or waiver of notice of said meeting.
           If no designation is made, the place of the meeting shall be the principal office of the Corporation in the State of Florida.

                    SECTION 4. Notice of Meetings. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, written notice of every meeting of stockholders shall be given to each stockholder of record entitled to vote at the meeting, not less than ten nor more than sixty days prior to the date named for the meeting (unless a greater period of notice is required by law in a particular case), by delivering a written or printed notice thereof to him personally, or by sending a copy thereof, charges prepaid, through the mail or transmitted by telex, telegraph or cable to his address appearing on the books of the Corporation, or supplied by him to the Corporation for the purpose of notice. If notice is sent through the mail or transmitted by telex, telegraph or cable, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with the appropriate office for transmission to such person. Such notice shall specify the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.
           Notice of  any adjourned meeting  of stockholders  shall not  be required to be given, except when  expressly required by law,  by
          the Certificate  of  Incorporation  or  by  these  By-Laws.    As
          provided in Article VIII of these By-Laws, any stockholder may waive the requirements of notice provided for herein.

                    SECTION 5.   Quorum.  The  holders of shares  entitling
          them  to  exercise  a  majority  of  the  voting  power  of   the
          Corporation, present in person or by proxy at any meeting of stockholders, shall constitute a quorum. Once a quorum shall have been established, the stockholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of sufficient stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine. If a meeting must be adjourned twice because of the lack of a quorum, at the third such meeting of stockholders and at all subsequent adjournments, if any, of such meeting, the holders of shares entitling them to exercise thirty-three and one-third percent of the voting power of the Corporation, present in person or by proxy, shall constitute a quorum for the transaction of all business except as otherwise prohibited by law, by the Certificate of Incorporation or by these By-Laws.



                    SECTION 6. Adjournments. At any annual or special meeting, the holders of shares entitling them to exercise a majority of the voting power which is present in person or by proxy at such meeting, although less than a quorum, may adjourn the meeting from time to time without further notice (except as is otherwise required by law) other than by announcement at the meeting at which such adjournment is taken of the time and place of the adjourned meeting. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.

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          Exhibit 3(b)     By-Laws -- continued

          Article II       Meeting of Stockholders -- continued

                    SECTION 7. Voting. Each stockholder of record of Common Stock shall be entitled at each meeting of stockholders to one vote for each share of Common Stock registered in his name on the books of the Corporation, except as hereinafter stated for the election of Directors. For all elections of Directors, each stockholder of record of Common Stock shall be entitled to cast as many votes as equals the number of Directors to be elected at such election multiplied by the number of shares of Common Stock owned by such stockholder on the record date. All such votes may be cast for a single candidate or distributed in any number among any two or more candidates. Directors shall be elected by a plurality of the votes cast by the stockholders present in person or by proxy. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, all other matters shall be determined by vote of at least a majority of the votes which all stockholders present in person or by proxy at such meeting are entitled to cast on such matter. Voting by ballot shall not be required for the election of Directors or for the transaction of any other corporate business except as otherwise provided by law.

                    Notwithstanding the foregoing, pursuant to the confirmed Trustees' Restated Amended Joint Plan of Reorganization of the Corporation and certain of its subsidiaries and orders of the Bankruptcy Court entered thereunder and in furtherance thereof, the Exchange Agent for distributions of Common Stock of the Corporation and other securities and cash pursuant to such Plan shall exercise all voting rights and rights of consent, waiver and election (but not dissenters' rights under applicable law) in respect of all shares of Common Stock then held in escrow by such Exchange Agent relating to certain disputed claims under such Plan and all shares of Common Stock allocable to the holders of old securities issued by the Corporation or such subsidiaries who have not yet tendered such old securities to the Exchange Agent through the date of exercise of such rights. Such rights shall be exercised by the Exchange Agent in the same proportions as the voting of all other outstanding shares of Common Stock of the Corporation which are voted on any matter presented to the stockholders of the Corporation. All shares of Common Stock held in escrow by such Exchange Agent in respect of disputed claims under such Plan and all shares of Common Stock allocable to the holders of old securities who have not yet tendered such old securities shall be included for purposes of determining a quorum of stockholders of the Corporation.

                    SECTION 8. Organization. At every meeting of stockholders, the Chairman of the Board or, in his absence, the President or, in the absence of either of such officers, a chairman chosen by a majority vote of stockholders present in person or by proxy and entitled to vote thereat, shall act as chairman of the meeting. The Secretary, or in his absence an Assistant Secretary, shall act as secretary at all meetings of stockholders. In the absence of the Secretary or an Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

                    SECTION 9. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or through a transfer agent or transfer clerk appointed by the Board of Directors, to prepare, at least ten days before every meeting of

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          Exhibit 3(b)     By-Laws -- continued

          Article II       Meeting of Stockholders -- continued

          SECTION 9.  List of Stockholders -- continued

          stockholders for the election of Directors of the Corporation, a complete list of stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and number of shares registered in the name of each stockholder. For said ten days such list shall be open, at the place where said meeting is to be held or at another place within the city where the meeting is to be held if such other place is specified in the notice of the meeting, to the examination of any stockholder for any purpose germane to the meeting, and shall be produced and kept at the time and place of said meeting during the whole time thereof and subject to the inspection of any stockholder who shall be present thereat. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

                    SECTION 10. Business and Order of Business. At each meeting of stockholders such business may be transacted as may properly be brought before such meeting, whether or not such business is stated in the notice of such meeting or in a waiver of notice thereof, except as otherwise expressly provided by law, by the Certificate of Incorporation or by these By-Laws. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

                    SECTION 11. Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors may appoint one or more Inspector(s) of Election, who need not be stockholders, to act at such meeting or any adjournment or adjournments thereof. If Inspector(s) of Election are not so appointed, the chairman of any such meeting may make such appointment at the meeting. No person who is a candidate for office shall act as an Inspector. In case any person appointed as an Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the person acting as chairman. Each Inspector of Election so appointed shall first subscribe an oath or affirmation faithfully to perform the duties of an Inspector of Election at such meeting impartially, in good faith, to the best of his ability, and as expeditiously as is practical. The Inspector(s) of Election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the Inspector(s) of Election shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them.

                    SECTION 12.   Proxies.  Every  stockholder entitled  to
          vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons (who need not be a stockholder) to act for him by proxy. Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of three years

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          Exhibit 3(b)     By-Laws --continued

          Article II   Meeting of Stockholders -- continued

          SECTION 12.  Proxies -- continued

          from the date thereof unless otherwise provided in the proxy. The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the stockholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of stockholders.

                    SECTION 13. Consent of Stockholders in Lieu of Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with and the action may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                     ARTICLE III

                                 Board of Directors

                    SECTION 1.  General Powers.   The business and  affairs
          of the Corporation shall be managed by the Board of Directors.

                    SECTION 2. Number, Qualification and Term of Office. The Board of Directors shall consist of no less than eight nor more than fifteen members as may be fixed from time to time by resolution of the Board. As used in these By-Laws, "whole Board of Directors" means the total number of Directors which the Corporation would have if there were no vacancies. Directors need not be stockholders of the Corporation. Except as provided in Section 3 of this Article III, Directors shall be elected by the stockholders. Each Director shall hold office until the annual meeting of stockholders next following his election and until his successor shall be elected and shall qualify, or until such Director's earlier death, resignation or removal in the manner hereinafter provided.

                    SECTION 3. Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, shall be filled by a majority of the remaining members of the Board (although less than a quorum), and each person so elected shall hold office until the next election of Directors by stockholders and until his successor shall be elected and shall qualify, or until such Director's earlier death, resignation or removal in the manner hereinafter provided.

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          Exhibit 3(b)     By-Laws -- continued

          ARTICLE III      Board of Directors -- continued

                    SECTION 4. Place of Meeting. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as a majority of the Directors may from time to time appoint, or as may be designated in the notice calling the meeting.

                    SECTION  5.    Organization   Meeting.    As  soon   as
          practicable after each annual election of Directors by the stockholders, the Board of Directors shall meet for the purpose of organization, the election of the Audit Committee of the Board of Directors, the Executive Committee of the Board of Directors, the Chairman of the Board and the Chairman of the Executive Committee and the transaction of other business. If held on the same day as the annual meeting of stockholders, notice of such organization meeting of the Board of Directors need not be given.
           If the organization meeting is held on any other day, notice  of such meeting shall be given  as hereinafter provided for  regular and special meetings of the Board of Directors.

                    SECTION 6. Regular and Special Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall from time to time by resolution determine. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President or any four Directors.

                    SECTION 7. Notice. Written notice of each regular or special meeting of the Board of Directors shall be given by the Secretary to each Director at least three days prior to the day named for the meeting. Notice of each such meeting may be given to a Director, either personally or by sending a copy thereof, charges prepaid, through the mail, or transmitted by telex, telegraph or cable to his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice. If notice is sent by mail or transmitted by telex, telegraph or cable, it shall be deemed to have been given when deposited in the United States mail or with the appropriate office for transmission to such person. Such notice shall specify the place, day and hour of the meeting, and notice of a special meeting shall include a general statement of the purpose for which the meeting is called. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at such adjourned meeting, other than by announcement at the meeting at which such adjournment is taken. As provided in Article VIII of these By-Laws, any Director may waive the notice requirements provided for herein.

                    SECTION 8. Quorum and Manner of Acting. A majority of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of business and the vote of a majority of the Directors participating in a meeting at which a quorum is present or participating shall be the act of the Board of Directors.

                    SECTION 9. Organization. At each meeting of the Board of Directors, the Chairman of the Board, or in his absence, a Director chosen by a majority of the Directors present, shall act as chairman of the meeting. The Secretary, or in his absence any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

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          Exhibit 3(b)     By-Laws -- continued

          ARTICLE III      Board of Directors -- continued

                    SECTION 10. Business and Order of Business. At each meeting of the Board of Directors such business may be transacted as may properly be brought before the meeting, whether or not such business is stated in the notice of such meeting or in a waiver of notice thereof, except as otherwise expressly provided by law, by the Certificate of Incorporation or by these By-Laws. At all meetings of the Board of Directors business shall be transacted in the order determined by the chairman of the meeting subject to the approval of the Board.

                    SECTION 11. Action by Consent. Any action which may be taken by the Board of Directors or by any Committee thereof may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all of the Directors or members of a Committee, respectively, and shall be filed with the Secretary of the Corporation.

                    SECTION 12. Constructive Presence at a Meeting. Any member of the Board of Directors or of any Committee thereof shall be deemed present at a meeting of such Board or Committee if a conference telephone or similar communication equipment is used, by means of which all persons participating in the meeting can hear each other.

                    SECTION 13. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of the Directors or officers of the Corporation, or between the Corporation and any other Corporation, partnership, association, or other organization in which one or more of the Directors or officers of the Corporation are directors or officers, or have a financial interest, shall be void or voidable solely for such reason, or solely because such Director or officer is present at or participates in the meeting of the Board of Directors or Committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the Committee and the Board of Directors or Committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the
          Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a Committee thereof, or the stockholders.

                    Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a Committee which authorizes a contract or transaction specified in this section.

                    SECTION 14.  Resignations.  Any Director may resign  at
          any time upon written notice to the Secretary of the Corporation.
           Such  resignation  shall  take  effect  at  the  time  specified therein, or, if  no time  be so  specified, upon  receipt by  the
          Secretary. The acceptance of a resignation shall not be necessary to make it effective.


                    SECTION 15. Removal of Directors. Any Director or the entire Board of Directors may be removed, with or without cause, by the vote of a majority of the outstanding shares then entitled to vote at an election of Directors, except if less than the entire Board of Directors is to be removed, no Director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.


                                     ARTICLE IV

                               Committees of the Board

                    SECTION 1. Executive Committee. At the organization meeting following the annual meeting of stockholders, the Board of Directors shall, by resolution adopted by a majority of the whole Board of Directors, designate an Executive Committee consisting of the Chairman of the Board, the Chairman of the Executive Committee and not less than two other directors. Except as hereinafter set forth, the Executive Committee shall have and may exercise all the authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. All acts done and power conferred by the Executive Committee shall be deemed to be, and may be certified as being, done or conferred under authority of the Board of Directors. Notwithstanding the foregoing, the Executive Committee shall not have the power or authority of the Board of Directors in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending these By-
          Laws, declaring a dividend or authorizing the issuance of  stock.
           Any member  of the  Executive Committee  may be  removed at  any time, and any vacancy on the  Executive Committee may be  filled, by the vote of a majority of the whole Board of Directors.

                    SECTION 2.  Meetings of Executive Committee.   Meetings
          of the Executive Committee shall be  held whenever called by  the
          Chairman of the Board or the Chairman of the Executive Committee.
           Notice of each meeting of the Executive Committee shall be given personally, in  writing or  by telephone  to each  member of  the
          Executive Committee at his residence or usual place of business at least twenty-four hours in advance of the meeting. Such notice shall state the time and place of the meeting, but need not state the purpose or purposes thereof. As provided in
          Article VIII of these By-Laws, any member of the Executive Committee may waive the notice requirements provided for herein. The Executive Committee shall adopt its own rules of procedure not inconsistent with any rules for committees set forth in these By-Laws, and it shall keep a record of its proceedings and report them to the Board of Directors at the next meeting thereof after each meeting of the Executive Committee. All actions taken by the Executive Committee shall be subject to revision or alteration by the Board of Directors, provided, however, that third parties shall not be prejudiced by any such revision or alteration.


          ARTICLE IV       Committees of the Board -- continued

                    SECTION 3. Quorum of and Manner of Acting by Executive Committee. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those participating at a meeting thereof at which a quorum is present or participating shall be the act of the Executive Committee.

                    SECTION 4. Audit Committee. The Board of Directors shall by resolution designate an Audit Committee consisting of a Chairman and not less than two other Directors. No member of the Audit Committee shall be an officer or employee of the Corporation. The Audit Committee shall by majority vote of its members adopt its own rules of procedure not inconsistent with any rules for committees set forth in these By-Laws and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Audit Committee shall recommend to the Board of Directors, subject to approval by the stockholders of the Corporation, the appointment of the independent auditors of the Corporation; review with the independent auditors their report and any management letter and reports to the Board of Directors with respect thereto; review with the independent auditors the Corporation's accounting policies and procedures as well as its internal controls and internal auditing procedures; determine whether there are any conflicts of interest in financial or business matters between the Corporation and any of its officers or employees; review the recommendations of the independent auditors; review the aggregate fee for audit and non-audit services of the independent auditors and consider the possible effect of such services on the independence of the auditors; and perform such other tasks as are assigned to it from time to time by the Board of Directors. The Board of Directors shall have power to change the number of members or the personnel of the Audit Committee at any time and to fill vacancies. The Audit Committee shall keep minutes of its acts and proceedings.

                    SECTION 5. Other Committees. The Board of Directors may from time to time by resolution create such other committee or committees of Directors, officers, employees or other persons designated by it for the purpose of advising the Board, the Executive Committee and the officers and employees of the Corporation with respect to such matters as the Board shall deem appropriate and with such functions, powers and authority as the Board shall by resolution prescribe; provided, however, that no such other committee shall exercise any of the powers or authority of the Board of Directors in the management of the business and affairs of the Corporation or have power to authorize the seal of the Corporation to be affixed to papers which may require it, unless such other committee shall be created by resolution passed by a majority of the whole Board of Directors and shall be so authorized by such resolution, and provided further, that no committee shall exercise any of the powers or authority of the Board of Directors that are not permitted by law. A majority of all the members of any such other committee may adopt its own rules of procedure not inconsistent with any rules for committees set forth in these By-Laws and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the number of members or the personnel of any such other committee at any time, to fill vacancies, and to discharge any such other committee, either with or without cause, at any time. Each such committee shall keep minutes of its acts and proceedings.


          ARTICLE IV       Committees of the Board -- continued

                    SECTION 6.   Compensation.  Members  of any   committee
          contemplated by these By-Laws shall receive such compensation, fees and allowances, if any, for their services as shall be fixed by resolution of the Board of Directors. Nothing herein contained shall be construed so as to preclude any member of any such committee from serving the Corporation in any other capacity and receiving compensation therefor.


                                      ARTICLE V

                                      Officers

                    SECTION 1. Number. The officers of the Corporation shall be a Chairman of the Board, one or more Vice Chairmen of the Board, a Chairman of the Executive Committee, a Chief Executive Officer, a President, one or more Vice Presidents (any one or more of whom the Board of Directors or the Executive Committee may designate Executive Vice President or Senior Vice President or similar title), a Secretary and a Treasurer. Any two or more offices may be held by the same person. It shall not be necessary for officers (except the Chairman of the Board, any Vice Chairman of the Board, the Chairman of the Executive Committee, and the Chief Executive Officer) to be Directors.

                    SECTION 2. Election, Term of Office and Qualification. Except in the case of officers appointed in accordance with the provisions of Section 3 of this Article V, officers shall be elected annually by the Board of Directors and each officer shall hold office until his successor shall be elected and shall qualify, or until the officer's earlier death, resignation or removal in the manner hereinafter provided.

                    SECTION 3.  Other Officers.   The Corporation may  have
          such other officers and agents as may be deemed necessary by the Board of Directors or the Executive Committee. Such other officers and agents shall be appointed in such manner, have such duties and hold their offices for such terms as may be determined by the Board of Directors or the Executive Committee. The Board of Directors or the Executive Committee may delegate to any principal officer the power to appoint or remove any such other officers or agents.

                    SECTION 4. Removal. Any officer or agent elected or appointed by the Board of Directors or the Executive Committee may be removed by the Board of Directors or the Executive Committee whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.


                    SECTION 5. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for election or appointment to such office.

                    SECTION 6.  The Chairman of the Board.  The Chairman of
          the Board shall preside at all meetings of the Board of Directors and of stockholders. In the absence of the Chairman of the Executive Committee, or if there be no Chairman of the Executive Committee, the Chairman of the Board (if then a member of the Executive Committee) shall preside at meetings of the Executive Committee and shall exercise all of the powers and discharge all of the duties of the Chairman of the Executive Committee. The
          Chairman  of  the  Board  shall  have  the  power  to  sign   all
          certificates, contracts, obligations and other instruments of whatever character on behalf of the Corporation. The Chairman of the Board shall have and perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws, the Board of Directors or the Executive Committee. In the absence of the Chairman of the Board, any Vice Chairman of the Board may perform the functions of the Chairman of the Board.

                    SECTION 7. The Chairman of the Executive Committee. The Chairman of the Executive Committee shall preside at all
          meetings of  the  Executive  Committee.    The  Chairman  of  the
          Executive Committee shall have the power to sign all certificates, contracts, obligations and other instruments of whatever character on behalf of the Corporation. He shall perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws, the Board of Directors, the Executive Committee or the Chairman of the Board.

                    Section 8. The Chief Executive Officer. The Chief Executive Officer shall be the senior executive officer of the Corporation. He shall transmit or cause to be transmitted necessary instructions and advice to all other officers and all other proper persons and shall be the proper officer of the Corporation to whom matters and issues concerning the Corporation shall be transmitted for attention. The Chief Executive Officer shall have power to sign all certificates, contracts, obligations and other instruments of whatever character on behalf of the Corporation. He shall perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws, the Board of Directors, the Executive Committee or the Chairman of the Board.

                    SECTION 9. The President. The President shall have power to sign all certificates, contracts, obligations and other instruments of whatever character on behalf of the Corporation. He shall perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws, the Board of Directors, the Executive Committee or the Chairman of the Board.


                    SECTION 10. The Vice Presidents. Each Vice President shall perform such duties and may exercise such powers as from time to time may be assigned to him by these By-Laws, the Board of Directors, the Executive Committee, the Chairman of the Board, or the President. Each Vice President shall have power to sign all certificates, contracts, obligations and other instruments of whatever character on behalf of the Corporation.

                    SECTION 11. The Secretary. The Secretary shall record or cause to be recorded in books provided for that purpose the minutes of the meetings of the stockholders, the Board of Directors and the Executive Committee; shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be custodian of such corporate records as the Board of Directors may direct and of the seal of the Corporation and may affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary; may sign with the Chairman of the Board, the President or any Vice President all authorized contracts, obligations or instruments; shall see that the books, reports, statements, certificates and all other documents and records required by law, by the Certificate of Incorporation or by these By-Laws to be kept by him are available for examination at reasonable times by any Director at the principal office of the Corporation during business hours; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors, the Executive Committee, the Chairman of the Board or the President.

                    At the request of the Secretary, or in his absence or disability, any Assistant Secretary shall perform any of the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all of the restrictions upon, the Secretary. Except where by law the signature of the Secretary is required, each of the Assistant Secretaries shall possess the same power as the Secretary to sign certificates, contracts, obligations and other instruments of the Corporation, and to affix the seal of the Corporation to such instruments, and attest the same.

                    SECTION 12.  The Treasurer.   The Treasurer shall  have
          charge and custody of all funds and securities of the Corporation and shall deposit all such funds in the name of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to Section 3 of Article IX; shall disburse the funds of the Corporation, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board or the Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation, and, in general, shall perform all duties incident to the office of Treasurer and such other duties as may, from time to time, be assigned to him by the Board of Directors, the Executive Committee, the Chairman of the Board or the President. If required by the Board of Directors, he shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors


          SECTION 12.      The Treasurer -- continued

          shall determine. At the request of the Treasurer, or in his absence or disability, any Assistant Treasurer may perform any of the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Except where by law the signature of the Treasurer is required, each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Corporation.

                    SECTION 13. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.


                                     ARTICLE VI

                      Certificates of Stock, Books and Records

                    SECTION 1. Form; Signature. A certificate of stock, signed by the Chairman of the Board, the President or any Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such an officer, transfer agent or registrar at the date of issue.

                    If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, there shall be set forth on the back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                    SECTION 2. Lost Certificates. The Board of Directors may determine the conditions under which a new share certificate is to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed.
          When  authorizing   the  issuance   of  a   new  certificate   or
          certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the
          owner  of  such   lost,  stolen  or   destroyed  certificate   or
          certificates,  or   his  legal   representative,  to   give   the
          Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.


          ARTICLE VI       Certificates of Stock, Books and Records
                           -- continued

                    SECTION 3. Transfer of Shares. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

                    SECTION 4. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                    SECTION 5.   Determining  Stockholders of  Record.   In
          order that the Corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution, or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful activity, the Board of Directors may fix (or authorize the Secretary to fix), in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. In such case, only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. A determination of stockholders or record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.







                                     ARTICLE VII

                                     Fiscal Year

                    The  fiscal  year  of  the  Corporation  shall  be   as
          determined by the Board of Directors or by the Executive Committee from time to time.


                                    ARTICLE VIII

                                  Waiver of Notice

                    Whenever any notice whatever is required to be given by law, by the Certificate of Incorporation or by these By-Laws, the person entitled thereto may, in person or by attorney thereunto authorized, in writing or by telegraph, telex or cable, waive such notice whether before or after the meeting or other matter in respect of which such notice is to be given, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice. Neither the purpose of nor the business to be transacted at such meeting need be specified in any written waiver of notice. Attendance of a person at a meeting shall constitute a waiver of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of a meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                     ARTICLE IX

                                 General Provisions

                    SECTION 1. Contract, etc., How Executed. The Board of Directors or the Executive Committee may authorize any officer or officers, agent or agents, or employee or employees of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instance.

                    SECTION 2. Checks, etc. All checks, drafts, bills of exchange or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed, either manually or in facsimile, by such officer or officers, or agent or agents, as may from time to time be designated by these By-Laws, or by the Board of Directors or the Executive Committee, or who shall have been designated in writing by any two officers of the Corporation, acting jointly, who shall have been authorized and empowered by the Board of Directors or the Executive Committee to make such designation. A designation by the Board of Directors, the Executive Committee or by officers thereunto duly authorized and empowered may be general or confined to specific instances.

                    SECTION 3. Depositories. Funds or securities of the Corporation shall be deposited in such depositories as shall be appointed by the Board of Directors, the Executive Committee or as shall be appointed by any two officers of the Corporation, acting jointly, who shall have been authorized and empowered by the Board of Directors or the Executive Committee to make such appointment.


                    SECTION 4. Proxies. Unless otherwise provided by resolutions of the Board of Directors, the Board of Directors or the Executive Committee may from time to time appoint any attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation any of whose shares or other securities may be held by the Corporation, at meetings of holders of the shares or other securities of such other corporation, or to consent or dissent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent or dissent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments he or they may deem necessary and proper.

                    SECTION 5. Seal. The corporate seal shall be in the form of a circle, shall bear the name of the Corporation, the year 1970 and the words "Corporate Seal - Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. Except as otherwise required by law, the affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement of any instrument in writing.


                                      ARTICLE X

                                     Amendments

                    These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be adopted, at any time by the affirmative vote of at least a majority of the votes which all stockholders present in person or by proxy at such meeting are entitled to cast, or by the Board of Directors at any regular or special meeting of the Board.


                                     ARTICLE XI

                            By-Laws Subject to Provisions
                           of Certificate of Incorporation

                    In case of any conflict between the provisions of these By-Laws and the Certificate of Incorporation, the provisions of the Certificate of Incorporation shall control.


                                     ARTICLE XII

                         Election Not to be Governed by the
                      Florida Control-Share Acquisition Statute

                    To the extent, if any,  that the provisions of  Section
          607.109 of the Florida General Corporation Act (the "Florida Act") apply to any "control-share acquisition" (as defined in
          Section 607.109 of the Florida Act) of shares of the Common Stock, the Corporation hereby expressly elects that the provisions of Section 607.109 of the Florida Act shall not apply to any control-share acquisition of shares of Common Stock, and that shares of Common Stock acquired in any such control-share acquisition shall have ascribed thereto the full voting rights, powers and privileges provided by the Corporation's Certificate of Incorporation, as amended, and these By-Laws.


          JIK\BY-LAWS.AHI

                                     68